United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreements.

The registrant’s wholly-owned subsidiary, Dover International Speedway, Inc. (“Speedway”), has entered into two Sanction Agreements with NASCAR Event Management, Inc. (“NEM”) pursuant to which Speedway will organize and promote two National Association for Stock Car Auto Racing, Inc. (“NASCAR”) Sprint Cup Series competitions in 2014. These two sanction agreements are attached as exhibits to this Form 8-K as they represent agreements upon which the registrant’s business is substantially dependent.

Sanction agreements are entered into with NEM on an annual basis. Pursuant to the typical NEM sanction agreement, NEM grants its sanction to a promoter, such as Speedway, to organize, promote and hold a particular competition. The promoter sells tickets to the competition, sells or arranges for the sale of merchandise and concessions, and sells advertising, sponsorships and hospitality services. NEM conducts the competition, arranges for the drivers, and has sole control over the competition, including the right to require alterations to the promoter’s facility and the right to approve or disapprove any advertising or sponsorship of the promoter. NEM also has exclusive rights to exploit live broadcast and certain broadcast and intellectual property rights related to the competition, and exclusive rights to sponsorship and promotional rights relative to the series to which a particular competition belongs. The promoter must pay the sanction fee and purse monies and receives a share of the live broadcast revenue contracted for by NEM. The promoter is responsible for the condition of the facility, for compliance with laws, for control of the public, for fire and medical equipment and personnel, for security, for insurance and for providing facilities and services required by NEM officials and the live broadcast personnel.

The economic terms of the two sanction agreements between NEM and Speedway relative to its 2014 NASCAR Sprint Cup Series competitions are as follows: Total purse and sanction fee to be paid by Speedway is $6,590,000 for the June event and $5,871,000 for the September event. Estimated live broadcast revenue to be recognized by Speedway is $14,617,000 for the June event and $12,106,000 for the September event. Live broadcast revenue figures are based on the assumption that all events on the 2014 NASCAR Sprint Cup Series schedule take place and that all promoters will be entitled to their respective percentage allocations as set by NEM.

Speedway has entered into the following sanction agreements with NEM for the 2014 season. As sanction agreements are made in the ordinary course of our business, these agreements are not all publicly filed.

Event	Date
NASCAR Sprint Cup Series	June 1, 2014
NASCAR Nationwide Series	May 31, 2014
NASCAR Camping World Truck Series	May 30, 2014

NASCAR Sprint Cup Series	September 28, 2014
NASCAR Nationwide Series	September 27, 2014
NASCAR K&N Pro Series East	September 26, 2014

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. (“NEM”) for the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) Sprint Cup Series event to be held on June 1, 2014 (delivered November 18, 2013).

10.2	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. (“NEM”) for the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) Sprint Cup Series event to be held on September 28, 2014 (delivered November 18, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: November 18, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. (“NEM”) for the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) Sprint Cup Series event to be held on June 1, 2014 (delivered November 18, 2013).

10.2	Sanction Agreement between Dover International Speedway, Inc. and NASCAR Event Management, Inc. (“NEM”) for the National Association for Stock Car Auto Racing, Inc. (“NASCAR”) Sprint Cup Series event to be held on September 28, 2014 (delivered November 18, 2013).